Exhibit 99.1

Faraday Future Establishes the World’s First AI Hybrid Extended-Range Electric Powertrain System Company - Future AIHER - and Hosts Its First FF Open AI Day

●	The AI-focused event, held at the Company’s Los Angeles headquarters, consisted of AI experts, panel guests, potential future AI talents and FF employees, and showcased the Company’s current and future AI strategy developments.

●	The new ‘Future AIHER’ subsidiary is dedicated to the commercialization and development of both AI extended range and AI hybrid extended-range electric powertrain systems and solutions for both FF and potential future FX models and to other automotive OEMs, as well as air, ground, and ocean applications, such as electric vertical takeoff and landing (EVTOL) aircraft, commercial trucking, and electric boating industries.

●	FF and FX could offer up to three different powertrain systems: battery electric, range extended, and a super AI hybrid extended-range system designed specifically for U.S. consumers.

Los Angeles, CA (March 16, 2025) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or the “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that it held its first Open AI Day covering FF and FX’s AI strategy, products, and technology, and also announced the establishment of Future AIHER, the world’s first AI hybrid extended-range electric powertrain system company, focusing on designing and developing two key products: a super AI hybrid extended-range system (AIHER) and a super AI extended-range system, along with comprehensive powertrain solutions to support them. An AIHER system would be a fusion of hybrids and range extenders, primarily range-extended with hybrid drive playing a secondary role. This newly formed subsidiary of FF is dedicated to the commercialization and development of AI-driven range extender systems for Extended Range Electric Vehicles (EREVs).

The Open AI Day event, held at FF’s Los Angeles headquarters, included Company presentations on topics related to AI, product and technology and background information on Future AIHER, led by YT Jia, Founder and Chief Product and User Ecosystem Officer of FF, and Max Ma, Global CEO of FX. Matthias Aydt, Global CEO of FF, planned to attend but was unable to do so due to unforeseen circumstances. Presentations, as well as panel discussions on AI and future key technologies and industry challenges in autonomous driving, were also held with attendees including with potential future AI candidates.

A short video of the Open AI Day can be viewed here: https://youtu.be/GjdtXCP8aVw

FF and FX’s overall AI strategy

The Company’s AI strategy is focused on full-vehicle AI integration. FF is building an end-to-end AI product ecosystem driven by in-house R&D and open integration, user-specific customization, extreme performance, open-source co-creation, and open-platform collaboration. It aims to develop an AI Agent with human-like intelligence, elevating the relationship between humans and vehicles, and driving the next evolution of the AIEV industry.

FF is driving the evolution of cars from traditional vehicles to intelligent mobile devices, looking to set new benchmarks for future smart vehicles. By fostering collaboration with global developers and AI experts, FF aims to propel industry-wide innovation, benefiting the sector and potential partners.

Comprehensive AI Strategy to Deliver Multi-Dimensional Value

FF’s AI strategy aims to introduce new revenue streams, such as in-car subscriptions and AI-driven value-added services. This could also enhance user loyalty and recognition.

For users, FF and FX products could act as “intelligent partners,” with product design centered on natural interaction methods, including voice and gesture controls. These features would deliver intuitive, seamless interactions that continuously improve through learning, offering personalized AI experiences.

Through its “AI-First” approach and co-creation ecosystem, FF is driving the evolution of cars from traditional vehicles to intelligent mobile devices, setting new benchmarks for future smart vehicles. By fostering collaboration with global developers and AI experts, FF aims to propel industry-wide innovation, benefiting the sector and its partners.

Next Steps for FF’s and FX’s AI Development and Planning

The Company’s AI product development plan consists of four phases: 1. AI foundation – Integrating large AI models and basic voice assistant features; 2. Advanced multimodal AI – Enhancing human-vehicle interaction and deepening integration into driving ; 3. AIOS Platform & API – Building AI automotive operating system (AIOS) and opening APIs to encourage co-creation; and 4. Continuous Upgrades – Improving FF’s models and expanding commercial applications across industries.

FF plans to accelerate the launch of three core AI-powered products and deploy them in potential future FX mass-production models: 1. Designing and developing a Super AIHER system; 2. AI Cabin Agent; and 3. End-to-end open-source large model AI driving.

Powertrain innovations will be one of the Company’s key priorities.

Why FF is developing its Super AI Hybrid Extended-Range System

Plug-in hybrid powertrains have known unaddressed issues: delayed power delivery and weak performance, limited intelligence capabilities, limited capability for intelligent technology integration; limited potential for building intelligent technology architecture; and high overall cost and low value for money. That’s why FF is planning to design a revolutionary Super AIHER system. This system could solve the inherent flows of both current ranger extenders and plug-in hybrids and push their advantages to the extreme. FF aims to lead the transformation of powertrain technology.

Future AIHER is positioning itself to lead commercialization and innovation through a two-phase strategic plan. In the short term, it would focus on integrating existing third-party range extender technology into the Faraday X (FX) concept vehicles, which could enable a faster market entry. In the long term, Future AIHER would aim to design and develop its own AI-driven range extender solutions, leveraging advanced technology to enhance efficiency and potentially expand commercialization opportunities to other mobility OEMs including the electric vertical takeoff and landing (EVTOL) industry.

“Our first ever Open AI Day was a tremendous success and based on the enthusiastic feedback we received from attendees on both the AI topics and future powertrain strategy we plan to pursue, we are very excited for what the future holds here at FF,” said Jia. “AI will reshape the use of automobiles. When we defined the FF 91, AI was nowhere near the capabilities of today, but we were envisioning a growing technology which let the car learn how the individual user prefers to use all functionality of the vehicle by itself. The way people move is a core use case for AI applications, and its future is being completely restructured.”

ABOUT FARADAY FUTURE

Faraday Future is a California-based global shared intelligent electric mobility ecosystem company. Founded in 2014, the Company’s mission is to disrupt the automotive industry by creating a user-centric, technology-first, and smart driving experience. Faraday Future’s flagship model, the FF91, exemplifies its vision for luxury, innovation, and performance. The new FX strategy aims to introduce mass production models equipped with state-of-the-art luxury technology similar to the FF 91, targeting a broader market with middle-to-low price range offerings. FF is committed to redefining mobility through AI innovation. Join us in shaping the future of intelligent transportation. For more information, please visit https://www.ff.com/us/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “committed to,” “will,” “aims to,” and “future,” variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the development and commercialization of EREVs, and integrating existing third-party range extender technology into the Faraday X concept vehicles, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to secure the necessary funding to execute on its AI, EREV and Faraday X (FX) strategies, each of which will be substantial; the Company’s ability to design and develop EREV technology; the Company’s ability to design and develop AI-based solutions; competition in the AI and EREV areas, where actual or potential competitors have or are likely to have substantial advantages relative to the Company, including but not limited to experience, expertise, funding, infrastructure and personnel; the ability of the Company to execute across multiple concurrent strategies, including the UAE, bridge strategy, or FX, EREV, AI, and US geographic expansion; the Company’s ability to secure necessary agreements to license third-party range extender technology and/or license or produce FX vehicles in the U.S., the Middle East, or elsewhere, none of which have been secured; the Company’s ability to homologate FX vehicles for sale in the U.S., the Middle East, or elsewhere; and the Company’s ability to secure necessary permits at its Hanford, CA production facility; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warrant claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price.. You should carefully consider the foregoing factors, and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on May 28, 2024, as amended on May 30, 2024, and June 24, 2024, as updated by the “Risk Factors” section of the Company’s first quarter 2024 Form 10-Q filed with the SEC on July 30, 2024, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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